UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 5, 2017

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 5, 2017, CytoSorbents Corporation, a Delaware corporation (the "Company") completed its previously announced sale of an aggregate of 2,222,222 shares of common stock pursuant to the Company's existing shelf registration statement (File No. 333-205806) on Form S-3. The Company received gross proceeds of approximately $10,000,000, based on a public offering price of $4.50 per share. After deducting the underwriting discounts and commissions and estimated expenses related to the offering, the Company received net proceeds of approximately $8,900,000. Cowen and Company acted as the sole book-running manager and representative of the underwriters for the offering. Aegis Capital Corp, H.C. Wainwright & Co., B. Riley & Co., Maxim Group LLC and Northland Capital Markets acted as co-managers for the offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description.

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2017	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	President and Chief Executive Officer